EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Allscripts Healthcare Solutions, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-119351, 333-52470, 333-129816) and Form S-8 (Nos. 333-37238, 333-90129, 333-104416, 333-107793 and 333-59212) of Allscripts Healthcare Solutions, Inc. of our report dated March 15, 2006, relating to the consolidated balance sheets of Allscripts Healthcare Solutions, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the years ended December 31, 2005 and 2004, and the related consolidated financial statement schedule, which reports appear in the December 31, 2005 annual report on Form 10-K of Allscripts Healthcare Solutions, Inc. We also consent to the incorporation by reference of our report on management’s assessment of the effectiveness of internal control over financial reporting included in the annual report of Allscripts Healthcare Solutions, Inc. on Form 10-K for the year ended December 31, 2005 in those registration statements.

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 15, 2006